UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2015

RESOLUTE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of Gardendale Asset Sale

On November 19, 2015, Resolute Natural Resources Southwest, LLC, a Delaware limited liability company (“Resolute Southwest”), a wholly-owned subsidiary of Resolute Energy Corporation, a Delaware corporation (the “Company”) entered into a Purchase and Sale Agreement (the “PSA”) with Independence Resources Holdings, LLC, a Delaware limited liability company, to sell its Gardendale oil and gas properties in the Midland Basin in Midland and Ector counties, Texas, for a purchase price of $177.5 million, subject to customary purchase price adjustments (the “Gardendale Sale”).  On December 22, 2015, Resolute Southwest closed the Gardendale Sale transaction.  The Gardendale Sale is effective as of September 1, 2015.

The proceeds of the Gardendale Sale were be used to repay $95 million under the Company’s Second Amended and Restated Credit Agreement, dated as of March 30, 2010, as amended, with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (the “Revolving Credit Facility”), representing all amounts currently outstanding under that facility, although the facility will remain in place.   In connection with the Gardendale Sale, the Company’s borrowing base under its Revolving Credit Facility was reduced by $20 million to $145 million. The remainder of the net proceeds of the sale will be used in a combination of cash held on the Company’s balance sheet and repayment of a portion of the amounts outstanding under the Company’s second lien term loan.

Information About Sold Assets

The properties sold by the Company in the Gardendale Sale are located in Midland and Ector counties, Texas.  The properties sold (i) had estimated proved reserves of 5.4 MMBoe as of December 31, 2014, (ii) produced approximately 1,472 net Boe per day in the third quarter of 2015, and (iii) included approximately 4,600 net acres.

Item 7.01 Regulation FD Disclosure

On December 22, 2015, the Company issued a press release announcing the matters described above.  The press release is furnished herewith as Exhibit 99.1.  The press release information presented herein under Item 7.01 shall be deemed “furnished” and not “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information

The Company will file financial information related to the disposition of the properties described in Item 2.01, including pro forma financial information resulting from the disposition, no later than 71 days from the date on which this report on Form 8-K is due.

(d) Exhibits

Exhibit 2.1

Purchase and Sale Agreement dated November 19, 2015, by and between Resolute Natural Resources Southwest, LLC, as seller and Independence Resources Holdings, LLC, as buyer. Schedules, exhibits and similar attachments to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.

Exhibit 99.1	Press Release dated December 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2015	RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone
James M. Piccone
President

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
2.1

Purchase and Sale Agreement dated November 19, 2015, by and between Resolute Natural Resources Southwest, LLC, as seller and Independence Resources Holdings, LLC, as buyer. Schedules, exhibits and similar attachments to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.

99.1	Press Release dated December 22, 2015